Exhibit 10.1

SERVICE

AGREEMENT

between

Bio-Incubator Gent 2 NV

and

argenx bvba

THIS AGREEMENT is made on the 1st day of April 2016 BETWEEN:

(1)                       Bio-Incubator Gent 2 NV, a public limited liability company (“naamloze vennootschap”) validly incorporated and existing under the laws of Belgium, with registered offices at B-9000 Gent, Karel van de Woestijnestraat 3, registered with the Cross Road bank of Ghent under number BE 0550.658.112, duly represented by Gengest BVBA, General Manager (“gedelegeerd bestuurder”), permanently represented by Mr Rudi Mariën (hereinafter referred to as the “Service Provider”);

AND

(2)                       argenx bvba, a limited liability company (“besloten vennootschap met beperkte aansprakelijkheid”) validly incorporated and existing under the laws of Belgium, with registered office at Industriepark 7, 9052 Zwijnaarde, Belgium registered with the Cross Road bank of Antwerp under number 0818.292.196, duly represented by Tim Van Hauwermeiren, (hereinafter referred to as the “Service Receiver”).

The Service Provider and the Service Receiver are hereinafter referred to jointly as the “Parties” and individually also as a “Party”.

Whereas:

A.            The Service Provider is the owner of the building site located on Industriepark 7, 9052 Ghent (Zwijnaarde) named “BioScape”.

B.            BioScape is a business service centre fully dedicated to biomedical life sciences and offers opportunities for companies with a significant focus on research and development activities. BioScape provides offices and lab facilities with high level technical specifications and provides a range of shared services, fully fitted to the needs of the users. BioScape is offering in total four buildings which each have several modules that offer state of the art lab and office facilities surrounded by a green park and parking facilities. Currently only building block C of BioScape (“Building Block C”) is in process of being finalized. The other three building blocks (A, B and D) are to be built. The characteristics of Building Block C are further set out in the BioScape technical manual regarding Building Block C set out in annex 1 hereto (the “Technical Manual”).

C.            BioScape is located closely to the Technology Park Zwijnaarde (the UGent technology park) and has the commitment of VIB (“Vlaams Instituut voor Biotechnologie”) to actively and diligently pursue the innovation opportunities created and generated by its researchers.

D.            BioScape is established by the Service Provider in response to the increasing demand for specialised incubation space in the life sciences sector in the Ghent area.

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E.             The Service Receiver and its group companies are active as a biopharmaceutical group and wish to carry out their professional activities in BioScape. It is important to the Service Receiver to have access to total packages of services offered by the Service Provider, under the terms and conditions of this service agreement (the “Agreement”).

It is therefore agreed as follows:

ARTICLE 1 — Service Pack

The Service Provider offers to the Service Receiver the right to exercise its professional activities in the offices and lab facilities in BioScape and offers a broad range of supporting services adapted to the needs and requirements of the Service Receiver (hereinafter collectively referred to as the “Service Pack”). The Service Pack is indivisible and is further described as follows:

Article 1.1. — Exclusive Use of the Modules

1.1.1.                  As part of the Service Pack, the Service Provider will deliver at the exclusive disposal of the Service Receiver office, lab and storage modules (the “Modules”). The Modules are located in Building Block C, in accordance with the plan in the annex to this Agreement, as follows:

•                  Cellar : 214 m²

•                  Floor 0 : 526 m²

•                  Floor 1 : 608 m²

The floor design of the Modules (including the lab and office furniture) are further set out in the in annex 2 hereto (the “Floor Design of the Modules”) and annex 3 hereto (the “Bill of Quantities”), in addition to the descriptions included in the Technical Manual.

1.1.2.                  The Service Receiver accepts the Module(s) as set out in 1.1.1.

1.1.3.                  Any installation of lab equipment particular to the Service Receiver (such as microscopes or specialized lab equipment), are at the Service Receiver’s expenses, and require the prior approval of the Service Provider to the extent that they are material and require modifications to the building or the Modules. This lab equipment will be installed in strict compliance with any legislation, regulations and norms while taking into account all permits obtained by the Service Provider for BioScape, advice of the relevant authorities and insurance companies, concerning fire protection, implementation of the employment regulation, or any other applicable legislation, regulations or norms.

1.1.4.                  It is explicitly acknowledged and agreed by the Service Receiver that the measurements as set out above are net amounts and are indicated in good faith and for information purposes only. Consequently, in case of misstatement of the surface as mentioned above, the Parties are not entitled to apply for an increase or a reduction of compensation as set out in Article 2.

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Article 1.2. — Common Used Infrastructure

As part of the Service Pack, the Service Provider will put at the disposal of the Service Receiver the following common infrastructure facilities and utilities of BioScape, all in accordance to BioScape’s internal regulations:

A.            Meeting rooms

•             2 equipped meeting rooms in the common areas of Building Block C for a total of 50 hours per month.

B.            Common Areas

The Service Receiver will have access to the following common areas of BioScape.

•             Bicycle parking

•             Garden

•             Entrance hall per building block

•             1 central reception desk with print facilities (copy corner) for BioScape

•             Sanitary units (toilets — showers), including toilets for disabled persons

•             Corridors

•             Staircase and elevators

•             Waste containers

•             Gas storage

Article 1.3. — General and supporting Services

As part of the Service Pack, the Service Provider offers at BioScape the following general and supporting services to the Service Receiver. It is explicitly acknowledged and agreed by the Service Receiver that in case it desires not to use (part of) these general and supporting services put at his disposal by the Service Provider, the Service Receiver will not be entitled to any reduction of the Service Fee.

1.3.1.                  Common use of office equipment

The Service Provider offers the Service Receiver at BioScape a staffed central reception desk including a copy corner (print — fax — scan and copier).

Use of this copy corner is provided in the Service Fee.

A Consumption Fee per printed page will be charged separately as set out in Article 2.4.2.

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1.3.2.                  ICT infrastructure:

At BioScape, the Service Provider puts at the disposal of the Service Receiver an IT and connectivity infrastructure in accordance with the Technical Manual.

1.3.3.                  Reception

As of 2017, the Service Provider, through its facility manager for BioScape, puts at the disposal of the Service Receiver a professionally staffed central reception desk and administrative support, namely a personalized telephone answering service and handling of incoming mail during office hours.

1.3.4.                  Cleaning service

The Service Pack further includes a general cleaning service for both the common areas as well as the office and lab facilities of the Service Receiver and this 2 times per week (on different days).

1.3.5.                  Maintenance of the premises (parking, green zone, driveway, … )

The Service Pack includes the maintenance (including periodic conformity certification) of the BioScape premises, such as the parking lot, the green zone, drive way, sewerage, HVAC, high voltage cabinet, elevators, plumbing etc.

1.3.6.                  Security

The Service Provider has put in place a security system for the entire BioScape premises, as well as an access control system for all its users.

The Service Receiver will receive a number of entrance cards to BioScape and a number of keys of the inside doors reasonably required by the Service Receiver to provide adequate access to the premises. The entrance cards and keys provided to the Service Receiver will be returned at the end of the Agreement.

1.3.7.                  Waste handling

The Service Provider has put in place a system for central waste handling (separate handling for office waste, lab waste, hazardous waste) on the BioScape premises.

A Consumption Fee for the external collection of lab waste and hazardous waste will be charged separately as set out in Article 2.4.2.

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1.3.8.                  VIB Collaboration:

Furthermore the Service Provider has secured via VIB the following service as part of the Service Pack:

•                  Access to VIB’s network of knowledge (scientists, government, industry, etc….);

•                  Reference function to IWT, Administration of Economy, investors, research institutes, FFIO.

Article 1.4. - Parking spaces

The Service Provider puts at the disposal of the Service Receiver 36 individualised outdoor parking places as long as the parking building is not available. Once the parking building as described in the Technical Manual is available, the Service Receiver will use the parking facilities at the new building instead, where individualised parking spaces will be assigned to the Service Receiver. The individualised parking spaces will be charged separately as set out in Article 2.2. Shared parking places will be identified by the Service Provider for use by visitors of the BioScape premises.

Article 1.5. — Additional Services on request of the Service Receiver

As soon as the facility manager at BioScape is operational (currently anticipated in the beginning of 2017), the Service Provider, at the request of the Service Receiver and upon mutual agreement between the Parties, will put at the disposal of the Service Receiver the following additional services and support:

•                  Courier services

•                  Catering services

•                  Environmental coordinator

•                  Conference center with a maximum capacity of 100 pax

These services are not included in the Service Fee as set out in Article 2.1, and will be invoiced separately in accordance with Article 2.4.3.

ARTICLE 2 — Service Fee

2.1.                           As consideration for the Service Pack as set out in Article 1, and in accordance with the terms and conditions described in said article, the Service Receiver will pay to the Service Provider a Service Fee.

The Service fee amounts to 462,081 EUR (excl. VAT) per year or 38,507 EUR (excl. VAT) per month.

This Service Fee includes all taxes, expenses and insurances with regard to the business service centre (i.e. the building, the Module(s) and the common used infrastructure).

The Service Fee further includes consumption of current utilities (water, gas, electricity) for an amount of 20.220,00 EUR (excl. VAT) per year, reflecting an amount of 15 EUR(excl. VAT) per net sqm

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per year Consumption in excess usage will be charged based upon the actual use as set out in Article 2.4.1. For the avoidance of doubt it is stipulated that in case the use would be less than the included amount, there will be no reduction of the Service Fee.

It is explicitly acknowledged and agreed that in case the Service Receiver would not (want to) use certain Services included in the Service Pack as set out in Article 1, this will not entitle the Service Receiver to any reduction of the Service Fee.

2.2.                           Parking fee: 550 EUR (excl. VAT) per outdoor parking space per year, or 19.800 EUR (excl. VAT) per year for 36 individualized outdoor parking spaces. Upon completion of the parking building 900 EUR (excl. VAT) per indoor parking space per year, or 32.400 EUR (excl. VAT) per year, for 36 individualized indoor parking spaces (the “Parking Fee”).

2.3.                           The total sum of Service Fee and Parking Fee (the “Total Fee”) will annually be indexed based on the Belgian Consumer Price Index (CPI) in accordance with the following formula:

(Service Fee + Parking Fee) x New Index

CPI Index March 2016

The components of this formula are defined as follows:

•                  Total Fee: sum of Service Fee and Parking Fee

•                  Service Fee: Service Fee as defined in Article 2.1. of this Agreement;

•                  Parking Fee: Parking Fee as defined in Article 2.2. of this Agreement;

•                  New index: the CPI index for the month preceding the month of the anniversary of the entry into force of the Agreement;

•                  CPI Index 2016: the last updated CPI Index in the month March of 2016.

2.4.                           Separately charged Consumption Fees

2.4.1                    The consumption of current utilities (water, gas, electricity) above an amount of 20.220,00 EUR (excl. VAT) per year, reflecting an amount of 15 EUR (excl. VAT) per net sqm per year, will be settled at the end of the year after checking the meters registering the Service Receiver’s consumption. In the following year, the Service Receiver will pay a monthly advance equal to one twelfth of the total consumption of the preceding year (being the 20.220 EUR + excess) with a minimum of 20.220,00 EUR per year (excl. VAT) per year.

2.4.2.                 The following fees for consumption, if any, will be charged in addition to the Service Fee (the “Consumption Fees”) as incurred:

•                  0,10 EUR per page copied/printed in black/white in the copy corner as referred to in Article 1.3.1

•                  0,50 EUR per page copied/printed in colour in the copy corner as referred to in Article 1.3.1

•                  the actual costs for telephone use as provided by the telecom provider, increased with a 10% coordination fee

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•                  the actual costs for the collection of the lab and hazardous waste by a third party as set out in Article 1.3.7, increased with a 10% coordination fee

•                  any costs for additional services agreed upon in writing in accordance with Article 1.5

2.4.3.                 If the Service Receiver is relying on the Service Provider for providing one or more services as set out in Article 1.5., the services provided and the compensation will be agreed upon by the Parties taking into account the specific nature and magnitude of the assistance and support expected from the Service Provider.

2.5.                           The Total Fee as set out in Article 2.3. and the advance payments for the utilities as set out in Article 2.4.1. are payable on a monthly basis. Payment will be due in advance on the 5th calendar day of each month at the latest. With the effective date on April 1st 2016 first payment will be due on April 5th 2016. The payment has to be carried out by means of a domiciliation or a standing order on account number BE91 7350 3610 2576 - BIC: KREDBEBB.

2.6.                           Payment of the additional services as set out in Article 2.4., when due, will be invoiced by the Service Provider to the Service Receiver separately. The final payment will be settled within 15 days after issuing of the invoice.

2.7.                           In case of failing payment within 15 calendar days, a late payment interest will be due automatically at the rate of 1% per month on the outstanding amount, without any notice of default being due by the Service Provider with a minimum of EUR 125 in order to cover administrative expenses.

2.8.                           The Service Receiver is entitled to the following discounts:

•                  In case of no early termination of the Agreement by the Service Receiver at the sixth anniversary, the Service Receiver will be entitled to a one-off discount of 60,000 EUR (excl. VAT) on the Total Fee of the month following the sixth anniversary.

•                  On the ninth anniversary of this Agreement, regardless of any termination on or after that date, the Service Receiver will be entitled to an additional discount of 60,000 EUR (excl. VAT).

ARTICLE 3 — Term and Termination

3.1.                           This Agreement is entered into for a fixed term of 9 years as of 1 April 2016 and will automatically expire on March 31 2025.

3.2.                           Each Party will have the right to terminate this Agreement at the occasion of the third and sixth anniversary of this Agreement by giving notice by registered mail to the other Party at least 12 months in advance. Notice becomes effective on the next business day following its dispatch.

3.3.                           The Service Provider and the Service Receiver can each terminate this Service Agreement at all times with immediate effect, without prior notice or indemnification:

(i) In the event of bankruptcy, judicial reorganisation or an amicable settlement in the sense of the Act of Continuity of Enterprises (“Wet Continuïteit van Ondernemingen”), the

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appointment of a trustee, or the dissolution and/or liquidation of the other Party;

(ii) In the event the Service Receiver would be in breach of one of the material obligations arising from this Agreement and would fail to remedy such breach within fifteen (15) days following a default letter by registered mail to correct the deficiency; and

(iii) In the event the Service Provider would be in breach of one of the material obligations arising from the Service Agreement and would fail to remedy such breach within fifteen (15) days following a default letter by registered mail to correct the deficiency.

The Parties will not be liable for breaches of one of the material obligations arising from this Agreement when caused by circumstances beyond their control.

3.4.                           Upon the termination of the Agreement, the Service Provider has the right to empty the Modules at the Service Receiver’s expenses and to restore them in their original condition, and to store the objects, equipment and stock of the Service Receiver (if any) elsewhere at the Service Receiver’s expenses.

3.5.                           In case of expropriation for public purposes of (part of) BioScape, this Agreement will come to an end by right on the date of the appropriation of the premises by the expropriating government. The compensations which the Service Receiver might claim from the expropriating government will in no case be deductible from the amount indebted to the Service Provider.

ARTICLE 4 - Deposit

As guarantee for payment of the Services, the Service Receiver will pay within 5 days after signing the Agreement, but at all times prior to moving into the premises, the value of four months Service Fee, being an amount of EUR 154,028 into a blocked account. This guarantee will be released by the Service Provider at the termination of the Agreement and after fulfilment of all obligations by the Service Receiver under this Agreement.

ARTICLE 5 — Obligations of the Service Receiver

5.1.                           The Service Receiver may use the Module(s) put at its disposal exclusively for the following professional activities: Bio-Pharmaceutical activities

Any changes to or extension of the professional activities of the Service Receiver in the Module(s) must be submitted to the Service Provider in due time for approval and be accepted in advance and in writing by the Service Provider.

5.2.                           It is explicitly acknowledged and agreed by the Service Receiver that it is not allowed to change or modify the office furniture.

5.3.                           The Service Receiver shall be responsible for removal of the lab and hazardous waste from the Modules to the appropriate waste containers put at its disposal at BioScape by the Service Provider.

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5.4.                           The Service Receiver has to comply with the permits obtained by the Service Provider in relation to BioScape in order to establish its business and shall obtain any permits and/or authorisations required for its particular activities in the Module(s). The Service Provider cannot be held responsible if, by lack of permits or authorisations, which are necessary for the Service Receiver and which are required by any applicable law whatsoever, the professional activities of the Service Receiver have to be suspended in whole or in part, or if further special provisions have to be made.

5.5.                           The Service Receiver will align himself to the environmental permit that the Service Provider obtained for the exploitation of BioScape. The Service Receiver declares that he will respect all the conditions of the Service Provider’s environmental permit, of which a copy was transmitted to the Service Receiver. The Service Receiver takes full responsibility and liability for any infringement of the stipulations included in the environmental permit.

5.6.                           The Service Receiver will take all necessary precautions in order to avoid that its activities cause material or immaterial damages to the Service Provider, BioScape or the other service receivers in BioScape.

ARTICLE 6 — Insurances

6.1.                           The Service Provider sufficiently insures BioScape, as well as the furniture and equipment of the common areas against fire, lightning, explosion, electricity damage, glass breakage, water damage, storm and hail. The Service Provider and its insurers mutually waive any recourse against the Service Receiver in case of damage as mentioned above. The Service Provider will inform its insurer of this waiver of recourse and will make sure that its insurer accepts this waiver of recourse.

If the activity of the Service Receiver would cause an increase of the premiums paid by the Service Provider this increase will be exclusively chargeable to the Service Receiver.

The Parties to this Agreement mutually waive any recourse against one another as well as against the other service receivers in BioScape and persons at their service, on account of damages they would incur as a result of the insured risks, except in the event of a criminal, fraudulent or malicious act or gross negligence.

6.2.                           The Service Receiver will sufficiently insure at his expense all its lab equipment placed in the Modules as referred to in Clause 1.1.3. (including those which become immovable by destination) against fire, lightning, explosion, electricity damage, glass breakage, water damage, storm and hail. The Service Receiver and its insurer waive any recourse against the Service Provider and its insurer and against any other service receiver in BioScape in case of damage as mentioned above. The Service Receiver will inform its insurer of this waiver of recourse and will make sure its insurer accepts this waiver of recourse.

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The Service Receiver also has to sufficiently insure any other third party liability.

Upon first request, the Service Receiver shall present each year the evidences of fulfilment of these obligations to the Service Provider for inspection.

ARTICLE 7 — Limitation of liability

7.1.                           All advice provided by (or through consultancy) the Service Provider in favour of the Service Receiver, falls outside the responsibility or liability of the Service Provider. The Service Receiver explicitly agrees that all activities and services rendered by the Service Provider never can be interpreted as a participation in the decision-making process in the Service Receiver’s enterprise.

7.2.                           Except in case of fraud, wilful misconduct or gross negligence, the Service Provider will not be liable towards the Service Receiver in case the technical equipment of BioScape would fail. The Service Receiver will not have the right to claim damages as a result of such failure. Therefore the Service Receiver also waives any remedy against the Service Provider in the event of an accidental interruption or malfunctioning of the services and installations in BioScape and the common parts thereof, except in case of fraud, wilful misconduct or gross negligence. This limitation of liability of the Service Provider does not apply if the Service Provider, following notification of such interruption or malfunctioning, has not taken all reasonable steps to repair it.

7.3.                           In case the Service Receiver would have opted not to make use (part) of certain general and supporting services put at his disposal by the Service Provider (e.g. internet, CO2, oxygen), but appoints his own providers, the Service Provider cannot be held liable towards the Service Receiver for these services provided through these service providers. The Service Receiver will hold harmless the Service Provider for damages to BioScape’s infrastructure as a result of the malfunctioning of these own insourced services.

ARTICLE 8 — Internal Rules of Regulations

As soon as the facility manager at BioScape is operational (currently anticipated in the beginning of 2017), a set of internal regulations and the instructions to assure the smooth functioning at BioScape by all its users will be put in place.

The provisions of said rules will supplement this Agreement and will form an integral part of it. The Service Receiver agrees to adhere to the internal rules and regulations and to any changes and improvements made to the rules which will be notified as set out in Article 13.5. and will be binding upon the expiration of one (1) month after sending the changes and/or improvements. In case of any conflict between the provisions of said rules and this Agreement, the Agreement shall prevail.

The Service Receiver will inform its directors / employees / agents and any visitors of BioScape’s regulations.

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In the meantime, the Service Receiver will use the offices, lab facilities, common area’s and services as diligent service receiver.

ARTICLE 9 — Description and Inventory of the premises

Parties will, at the start of the Agreement and in all cases before the Service Receiver is moving into BioScape, jointly prepare an incoming description of all area’s goods and infrastructure, the office and the ICT infrastructure referred to in Article 1. The same will take place at the occasion of termination of the Agreement. The Parties agree that the statements will be drawn up in the presence of both Parties, by an independent expert appointed by the Service Provider which must be acceptable to the Service Receiver. If the expert appointed by the Service Provider is not acceptable to the Service Receiver, the Service Receiver will notify the Service Provider thereof as soon as reasonably possible. In such event, the independent expert will, within two weeks as of the first request of the most diligent party, be appointed by the Justice of Peace (‘Vrederechter’) competent for the location. If the expert is appointed by the Service Provider, the Service Provider will bear the costs of such expert. If the expert is appointed by the Justice of Peace, the costs will be shares equally between the Parties.

The amount of the possible damages (other than normal wear and tear) at the termination shall also be determined by the aforementioned expert. If there are damages (other than normal wear and tear), the expert shall at the same time, determine the time period during which the Module(s) will not be available for occupation. In this case, the Service Receiver shall owe the Service Provider, without recourse and without prejudice to its other obligations, a minimum compensation equal to the Total Fee that was applicable to such Module at the end of the Agreement, per month of inoccupation that results from the repair works to be carried out. Each started month accounts for a whole month. The reports of the expert chosen by the Parties or appointed by the judge will be binding upon the Parties, who renounce expressly to any kind of appeal or remedy (except in the event of fraud, material error, miscalculation or contradiction). The expert(s)’ report will be an integral part of this Agreement.

Upon termination of the Agreement, the Service Receiver is bound to return the Module(s) in its (their) original state and in its original condition, except for normal wear and tear and free of its own equipment installed as set out in article 1.1.3.

Any necessary repairs and/or removing of the lab equipment of the Service Provider will be carried out by the Service Provider at the expense of Service Receiver in line with the provisions of this Agreement.

ARTICLE 10 — Inspection Rights

The Service Provider has at all times the right to inspect the Modules, after having informed the Service Receiver within at least 48 hours prior to the inspection, in order to allow the Service

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Receiver adequate possibility to protect any confidential information. For the avoidance of doubt, this notice period applies to inspections but not to emergency situations where the Service Provider urgently needs to access the premises due to calamities such as fire, flood or hurricanes.

Two months before the end of the termination of the Agreement, and also when BioScape is set for sale in whole or in part, the Service Receiver shall allow that clearly visible posters are affixed. It will allow the prospective new service receivers and/ or buyers to visit the premises on two half days per week, from 9 to 11 a.m. and from 2 to 4 p.m., or any other time to be stipulated by mutual consent. To the extent reasonably required by the Service Receiver, the Service Provider will ensure that prospective new service receivers and/ or buyers will enter into customary duties of confidentiality with regard to any information they might receive access to through access of the premises.

ARTICLE 11 — Costs and expenses

Each party will bear its own costs and expenses in connection with the preparation of this Agreement.

ARTICLE 12 — Confidentially

To the extent permitted by applicable law to which the Parties are subject, the Parties agree to keep the content of this Agreement confidential. Disclosure is permitted, but on a “need to know” basis only, to their respective officers and directors, each of whom are bound by appropriate duties of confidentiality pursuant to which they are under the obligation to keep such information confidential. Any permitted disclosures will be limited to what is necessary to achieve the purpose of such permitted disclosure.

Article 13.1. — Miscellaneous

13.1                       In the event administrative or judiciary proceedings are initiated against the Service Provider due to the activity or the presence of the Service Receiver in BioScape, the Service Receiver commits to intervene voluntarily in such proceedings and to hold the Service Provider completely harmless in this respect.

13.2.                    In the event that any provision (or portion thereof) of this Agreement (including in respect of one but not both Parties) would be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement (and the same provisions as they apply to Parties in respect of which they are not invalid or unenforceable) and the Parties shall enter into good faith negotiations to replace the invalid or unenforceable provision (or portion thereof) by a valid and enforceable provision that achieves the Parties’ original intent to the fullest extent possible, while respecting to any possible extent the initial balance of the Parties’ rights and obligations.

13.3.                    This Agreement shall be interpreted in accordance with, and governed by, the laws of Belgium (without regard to the conflicts of law provisions thereof). Any disputes arising in connection with or out of this Agreement and/or the execution thereof shall be settled by

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competent courts of the judicial district of Ghent.

13.4.                    Unless otherwise provided for in this Agreement, the Service Receiver may not assign or transfer any of its rights and obligations hereunder in any other way without the prior written consent of the Service Provider, except in case of a legal merger or legal de-merger or similar corporate restructuring. This Agreement shall be binding upon and inure to the benefit of the approved successors and assigns of the Parties.

13.5.                    Any notice to be given under or in connection with this Agreement must be in writing in English or Dutch and shall be validly given with respect to each Party if sent by registered mail or sent by fax and confirmed by e-mail (with confirmation of delivery) to the addresses and fax numbers set out below.

Any notice shall be deemed to have been given on the next day provided that the e-mail (with confirmation of delivery) has been sent before 13h00 and provided that that day is a business day. If such day is not a business day the notice shall be deemed to have been given on the first business day thereafter.

The Service Receiver: Contact name : Eric Castaldi Function : CFO Address: Address of the premises Always with a copy to: ecastaldi@argenx.com and tvhauwermeiren@argenx.com	The Service Provider: Contact name : Stefan Marien Function : Address: Karel van de Woestijnestraat 9000 Gent E-Mail:stefan.marien@biovest.be

13.6.                    This Agreement and its exhibits identified herein or therein contain the entire agreement between the Parties and replace any verbal declaration or written document made or entered into prior to the date of this Agreement related to the same subject matter.

13.7.                    No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any singular or partial exercise thereof preclude any other or further exercise thereof or exercise of any right, power or privilege hereunder.

Remainder of page intentionally left blank.

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SIGNATURES

Made in two originals on 1 April 2016, in Ghent. Each Party declares to have received one original.

For and on behalf of the Service Provider,	For and on behalf of the Service Receiver,

/s/ Rudi Marien	/s/ Tim Van Hauwermeiren
Name: Gengest BVBA	Name : argenx bvba
Represented by: Rudi Marien	Represented by : Tim Van Hauwermeiren
Title: General Manager Bio-Incubator Gent 2 NV	Title : CEO

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ANNEX 1: Technical Manual

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ANNEX 2: Floor Design of the Modules

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ANNEX 3: Bill of Quantities

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SERVICE

AGREEMENT

between

Bio-Incubator Gent 2 NV

and

argenx bvba

THIS AGREEMENT is made on the 1st day of April 2016 BETWEEN:

(1)                       Bio-Incubator Gent 2 NV, a public limited liability company (“naamloze vennootschap”) validly incorporated and existing under the laws of Belgium, with registered offices at B-9000 Gent, Karel van de Woestijnestraat 3, registered with the Cross Road bank of Ghent under number BE 0550.658.112, duly represented by Gengest BVBA, General Manager (“gedelegeerd bestuurder”), permanently represented by Mr Rudi Mariën (hereinafter referred to as the “Service Provider”);

AND

(2)                       argenx bvba, a limited liability company (“besloten vennootschap met beperkte aansprakelijkheid”) validly incorporated and existing under the laws of Belgium, with registered office at Industriepark 7, 9052 Zwijnaarde, Belgium registered with the Cross Road bank of Antwerp under number 0818.292.196, duly represented by Tim Van Hauwermeiren, (hereinafter referred to as the “Service Receiver”).

The Service Provider and the Service Receiver are hereinafter referred to jointly as the “Parties” and individually also as a “Party”.

Whereas:

A.            The Service Provider is the owner of the building site located on Industriepark 7, 9052 Ghent (Zwijnaarde) named “BioScape”.

B.            BioScape is a business service centre fully dedicated to biomedical life sciences and offers opportunities for companies with a significant focus on research and development activities. BioScape provides offices and lab facilities with high level technical specifications and provides a range of shared services, fully fitted to the needs of the users. BioScape is offering in total four buildings which each have several modules that offer state of the art lab and office facilities surrounded by a green park and parking facilities. Currently only building block C of BioScape (“Building Block C”) is in process of being finalized. The other three building blocks (A, B and D) are to be built. The characteristics of Building Block C are further set out in the BioScape technical manual regarding Building Block C set out in annex 1 to the First Service Agreement (the “Technical Manual”).

C.            BioScape is located closely to the Technology Park Zwijnaarde (the UGent technology park) and has the commitment of VIB (“Vlaams Instituut voor Biotechnologie”) to actively and diligently pursue the innovation opportunities created and generated by its researchers.

D.            BioScape is established by the Service Provider in response to the increasing demand for specialised incubation space in the life sciences sector in the Ghent area.

E.             The Service Receiver and its group companies are active as a biopharmaceutical group and wish to carry out their professional activities in BioScape and have already entered into a service agreement with the Service Provider regarding the ground floor and first floor of Building C at Bioscape (the “First Service Agreement”). Due to the growth and further expansion of the Service Receiver, it is important to the Service Receiver to have access to an additional total package of services offered by the Service Provider, under the terms and conditions of this service agreement (the “Agreement”).

It is therefore agreed as follows:

ARTICLE 1 — Service Pack

The Service Provider offers to the Service Receiver the right to exercise its professional activities in the offices and lab facilities in BioScape and offers a broad range of supporting services adapted to the needs and requirements of the Service Receiver (hereinafter collectively referred to as the “Service Pack”). The Service Pack is indivisible and is further described as follows:

Article 1.1. — Exclusive Use of the Modules

1.1.1.                  As part of the Service Pack, the Service Provider will deliver at the exclusive disposal of the Service Receiver office, lab and storage modules (the “Modules”). The Modules are located in Building Block C, in accordance with the plan in the annex to the First Service Agreement, as follows:

•                  Cellar : 107m²

•                  Floor 2 : 608m²

The floor design of the Modules (including the lab and office furniture) are further set out in the in annex 2 hereto (the “Floor Design of the Modules”) and annex 3 hereto (the “Bill of Quantities”), in addition to the descriptions included in the Technical Manual.

1.1.2.                  The Service Receiver accepts the Module(s) as set out in 1.1.1. The Service Receiver acknowledges and agrees that the Modules are at the date of entering into force of this Agreement not fully up and running and need to be fully or partially finalized.  Service Receiver will finish the Modules as soon as possible and will consult with the Service Receiver regarding timing and logistical organisation.

1.1.3.                  Any installation of lab equipment particular to the Service Receiver (such as microscopes or specialized lab equipment), are at the Service Receiver’s expenses, and require the prior approval of the Service Provider to the extent that they are material and require modifications to the building or the Modules. This lab equipment will be installed in strict compliance with any legislation, regulations and norms while taking into account all permits obtained by the Service Provider for BioScape, advice of the relevant authorities and insurance companies, concerning fire protection, implementation of the employment regulation, or any other applicable legislation, regulations or norms.

1.1.4.                  It is explicitly acknowledged and agreed by the Service Receiver that the measurements as set out above are net amounts and are indicated in good faith and for information purposes only. Consequently, in case of misstatement of the surface as mentioned above, the Parties are not entitled to apply for an increase or a reduction of compensation as set out in Article 2.

Article 1.2. — Common Used Infrastructure

As part of the Service Pack, the Service Provider will put at the disposal of the Service Receiver the following common infrastructure facilities and utilities of BioScape, all in accordance to BioScape’s internal regulations:

A.            Meeting rooms

•             2 equipped meeting rooms in the common areas of Building Block C for a total of 50 hours per month.

B.            Common Areas

The Service Receiver will have access to the following common areas of BioScape.

•             Bicycle parking

•             Garden

•             Entrance hall per building block

•             1 central reception desk with print facilities (copy corner) for BioScape

•             Sanitary units (toilets — showers), including toilets for disabled persons

•             Corridors

•             Staircase and elevators

•             Waste containers

•             Gas storage

Article 1.3. — General and supporting Services

As part of the Service Pack, the Service Provider offers at BioScape the following general and supporting services to the Service Receiver. It is explicitly acknowledged and agreed by the Service Receiver that in case it desires not to use (part of) these general and supporting services put at his disposal by the Service Provider, the Service Receiver will not be entitled to any reduction of the Service Fee.

1.3.1.                  Common use of office equipment

The Service Provider offers the Service Receiver at BioScape a staffed central reception desk including a copy corner (print — fax — scan and copier).

Use of this copy corner is provided in the Service Fee.

A Consumption Fee per printed page will be charged separately as set out in Article 2.4.2.

1.3.2.                  ICT infrastructure:

At BioScape, the Service Provider puts at the disposal of the Service Receiver an IT and connectivity infrastructure in accordance with the Technical Manual.

1.3.3.                  Reception

As of 2017, the Service Provider, through its facility manager for BioScape, puts at the disposal of the Service Receiver a professionally staffed central reception desk and administrative support, namely a personalized telephone answering service and handling of incoming mail during office hours.

1.3.4.                  Cleaning service

The Service Pack further includes a general cleaning service for both the common areas as well as the office and lab facilities of the Service Receiver and this 2 times per week (on different days).

1.3.5.                  Maintenance of the premises (parking, green zone, driveway, … )

The Service Pack includes the maintenance (including periodic conformity certification) of the BioScape premises, such as the parking lot, the green zone, drive way, sewerage, HVAC, high voltage cabinet, elevators, plumbing etc.

1.3.6.                  Security

The Service Provider has put in place a security system for the entire BioScape premises, as well as an access control system for all its users.

The Service Receiver will receive a number of entrance cards to BioScape and a number of keys of the inside doors reasonably required by the Service Receiver to provide adequate access to the premises. The entrance cards and keys provided to the Service Receiver will be returned at the end of the Agreement.

1.3.7.                  Waste handling

The Service Provider has put in place a system for central waste handling (separate handling for office waste, lab waste, hazardous waste) on the BioScape premises.

A Consumption Fee for the external collection of lab waste and hazardous waste will be charged separately as set out in Article 2.4.2.

1.3.8.                  VIB Collaboration:

Furthermore the Service Provider has secured via VIB the following service as part of the Service Pack:

•                  Access to VIB’s network of knowledge (scientists, government, industry, etc….);

•                  Reference function to IWT, Administration of Economy, investors, research institutes, FFIO.

Article 1.4. - Parking spaces

The Service Provider puts at the disposal of the Service Receiver 8 individualised outdoor parking places as long as the parking building is not available. Once the parking building as described in the Technical Manual is available, the Service Receiver will use the parking facilities at the new building instead, where individualised parking spaces will be assigned to the Service Receiver. It is explicitly agreed by the Service Receiver that it will, as of then onwards, no longer be allowed to use the outdoor parking. The individualised parking spaces will be charged separately as set out in Article 2.2. Shared parking places will be identified by the Service Provider for use by visitors of the BioScape premises.

Article 1.5. — Additional Services on request of the Service Receiver

As soon as the facility manager at BioScape is operational (currently anticipated in the beginning of 2017), the Service Provider, at the request of the Service Receiver and upon mutual agreement between the Parties, will put at the disposal of the Service Receiver the following additional services and support:

•                  Courier services

•                  Catering services

•                  Environmental coordinator

•                  Conference center with a maximum capacity of 100 pax

These services are not included in the Service Fee as set out in Article 2.1, and will be invoiced separately in accordance with Article 2.4.3.

ARTICLE 2 — Service Fee

2.1.                           As consideration for the Service Pack as set out in Article 1, and in accordance with the terms and conditions described in said article, the Service Receiver will pay to the Service Provider a Service Fee.

The Service fee amounts to 269,659 EUR (excl. VAT) per year or 22,472 EUR (excl. VAT) per month.

This Service Fee includes all taxes, expenses and insurances with regard to the business service centre (i.e. the building, the Module(s) and the common used infrastructure).

The Service Fee further includes consumption of current utilities (water, gas, electricity) for an amount of 11,475 EUR (excl. VAT) per year, reflecting an amount of 15 EUR (excl. VAT) per net sqm per year Consumption in excess usage will be charged based upon the actual use as set out in Article 2.4.1. For the avoidance of doubt it is stipulated that in case the use would be less than the included amount, there will be no reduction of the Service Fee.

It is explicitly acknowledged and agreed that in case the Service Receiver would not (want to) use certain Services included in the Service Pack as set out in Article 1, this will not entitle the Service Receiver to any reduction of the Service Fee.

2.2.                           Parking fee: 880 EUR (excl. VAT) per outdoor parking space per year, or 7.040 EUR (excl. VAT) per year for 8 individualized outdoor parking spaces. Upon completion of the parking building 1,000 EUR (excl. VAT) per indoor parking space per year, or 8,000  EUR (excl. VAT) per year, for 8 individualized indoor parking spaces (the “Parking Fee”).

2.3.                           The total sum of Service Fee and Parking Fee (the “Total Fee”) will annually be indexed based on the Belgian Consumer Price Index (CPI) in accordance with the following formula:

(Service Fee + Parking Fee) x New Index

CPI Index March 2016

The components of this formula are defined as follows:

•                  Total Fee: sum of Service Fee and Parking Fee

•                  Service Fee: Service Fee as defined in Article 2.1. of this Agreement;

•                  Parking Fee: Parking Fee as defined in Article 2.2. of this Agreement;

•                  New index: the CPI index for the month preceding the month of the anniversary of the entry into force of the Agreement;

•                  CPI Index 2016: the last updated CPI Index in the month March of 2016.

2.4.                           Separately charged Consumption Fees

2.4.1                    The consumption of current utilities (water, gas, electricity) above an amount of 11,475 EUR (excl. VAT) per year, reflecting an amount of 15 EUR (excl. VAT) per net sqm per year, will be settled at the end of the year after checking the meters registering the Service Receiver’s consumption. In the following year, the Service Receiver will pay a monthly advance equal to one twelfth of the total consumption of the preceding year (being the 11,475 EUR + excess) with a minimum of 11,475 EUR per year (excl. VAT) per year.

2.4.2.                 The following fees for consumption, if any, will be charged in addition to the Service Fee (the “Consumption Fees”) as incurred:

•                  0,10 EUR per page copied/printed in black/white in the copy corner as referred to in Article 1.3.1

•                  0,50 EUR per page copied/printed in colour in the copy corner as referred to in Article 1.3.1

•                  the actual costs for telephone use as provided by the telecom provider, increased with a 10% coordination fee

•                  the actual costs for the collection of the lab and hazardous waste by a third party as set out in Article 1.3.7, increased with a 10% coordination fee

•                  any costs for additional services agreed upon in writing in accordance with Article 1.5

2.4.3.                 If the Service Receiver is relying on the Service Provider for providing one or more services as set out in Article 1.5., the services provided and the compensation will be agreed upon by the Parties taking into account the specific nature and magnitude of the assistance and support expected from the Service Provider.

2.5.                           The Total Fee as set out in Article 2.3. and the advance payments for the utilities as set out in Article 2.4.1. are payable on a monthly basis. Payment will be due in advance on the 5th calendar day of each month at the latest. With the effective date on April 1st 2016 first payment will be due on April 5th 2016. The payment has to be carried out by means of a domiciliation or a standing order on account number BE91 7350 3610 2576 2576 - BIC: KREDBEBB.

2.6.                           Payment of the additional services as set out in Article 2.4., when due, will be invoiced by the Service Provider to the Service Receiver separately. The final payment will be settled within 15 days after issuing of the invoice.

2.7.                           In case of failing payment within 15 calendar days, a late payment interest will be due automatically at the rate of 1% per month on the outstanding amount, without any notice of default being due by the Service Provider with a minimum of EUR 125 in order to cover administrative expenses.

ARTICLE 3 — Term and Termination

3.1.                           This Agreement is entered into for a fixed term of 9 years as of 1 April 2016 and will automatically expire on March 31 2025.

3.2.                           Each Party will have the right to terminate this Agreement at the occasion of the third and sixth anniversary of this Agreement by giving notice by registered mail to the other Party at least 12 months in advance. Notice becomes effective on the next business day following its dispatch.

3.3.                           The Service Provider and the Service Receiver can each terminate this Service Agreement at all times with immediate effect, without prior notice or indemnification:

(i) In the event of bankruptcy, judicial reorganisation or an amicable settlement in the sense of the Act of Continuity of Enterprises (“Wet Continuïteit van Ondernemingen”), the appointment of a trustee, or the dissolution and/or liquidation of the other Party;

(ii) In the event the Service Receiver would be in breach of one of the material obligations arising from this Agreement and would fail to remedy such breach within fifteen (15) days following a default letter by registered mail to correct the deficiency; and

(iii) In the event the Service Provider would be in breach of one of the material obligations arising from the Service Agreement and would fail to remedy such breach within fifteen (15) days following a default letter by registered mail to correct the deficiency.

The Parties will not be liable for breaches of one of the material obligations arising from this Agreement when caused by circumstances beyond their control.

3.4.                           Upon the termination of the Agreement, the Service Provider has the right to empty the Modules at the Service Receiver’s expenses and to restore them in their original condition, and to store the objects, equipment and stock of the Service Receiver (if any) elsewhere at the Service Receiver’s expenses.

3.5.                           In case of expropriation for public purposes of (part of) BioScape, this Agreement will come to an end by right on the date of the appropriation of the premises by the expropriating government. The compensations which the Service Receiver might claim from the expropriating government will in no case be deductible from the amount indebted to the Service Provider.

ARTICLE 4 - Deposit

As guarantee for payment of the Services, the Service Receiver will pay within 5 days after signing the Agreement, but at all times prior to moving into the premises, the value of four months Service Fee, being an amount of EUR 89,888 into a blocked account. This guarantee will be released by the Service Provider at the termination of the Agreement and after fulfilment of all obligations by the Service Receiver under this Agreement.

ARTICLE 5 — Obligations of the Service Receiver

5.1.                           The Service Receiver may use the Module(s) put at its disposal exclusively for the following professional activities: Bio-Pharmaceutical activities

Any changes to or extension of the professional activities of the Service Receiver in the Module(s) must be submitted to the Service Provider in due time for approval and be accepted in advance and in writing by the Service Provider.

5.2.                           It is explicitly acknowledged and agreed by the Service Receiver that it is not allowed to change or modify the office furniture.

5.3.                           The Service Receiver shall be responsible for removal of the lab and hazardous waste from the Modules to the appropriate waste containers put at its disposal at BioScape by the Service Provider.

5.4.                           The Service Receiver has to comply with the permits obtained by the Service Provider in relation to BioScape in order to establish its business and shall obtain any permits and/or authorisations required for its particular activities in the Module(s). The Service Provider cannot be held responsible if, by lack of permits or authorisations, which are necessary for the Service Receiver and which are required by any applicable law whatsoever, the professional activities of the Service Receiver have to be suspended in whole or in part, or if further special provisions have to be made.

5.5.                           The Service Receiver will align himself to the environmental permit that the Service Provider obtained for the exploitation of BioScape. The Service Receiver declares that he will respect all the conditions of the Service Provider’s environmental permit, of which a copy was transmitted to the Service Receiver. The Service Receiver takes full responsibility and liability for any infringement of the stipulations included in the environmental permit.

5.6.                           The Service Receiver will take all necessary precautions in order to avoid that its activities cause material or immaterial damages to the Service Provider, BioScape or the other service receivers in BioScape.

ARTICLE 6 — Insurances

6.1.                           The Service Provider sufficiently insures BioScape, as well as the furniture and equipment of the common areas against fire, lightning, explosion, electricity damage, glass breakage, water damage, storm and hail. The Service Provider and its insurers mutually waive any recourse against the Service Receiver in case of damage as mentioned above. The Service Provider will inform its insurer of this waiver of recourse and will make sure that its insurer accepts this waiver of recourse.

If the activity of the Service Receiver would cause an increase of the premiums paid by the Service Provider this increase will be exclusively chargeable to the Service Receiver.

The Parties to this Agreement mutually waive any recourse against one another as well as against the other service receivers in BioScape and persons at their service, on account of damages they would incur as a result of the insured risks, except in the event of a criminal, fraudulent or malicious act or gross negligence.

6.2.                           The Service Receiver will sufficiently insure at his expense all its lab equipment placed in the Modules as referred to in Clause 1.1.3. (including those which become immovable by destination) against fire, lightning, explosion, electricity damage, glass breakage, water damage, storm and hail. The Service Receiver and its insurer waive any recourse against the Service Provider and its insurer and against any other service receiver in BioScape in case of damage as mentioned above. The Service Receiver will inform its insurer of this waiver of recourse and will make sure its insurer accepts this waiver of recourse.

The Service Receiver also has to sufficiently insure any other third party liability.

Upon first request, the Service Receiver shall present each year the evidences of fulfilment of these obligations to the Service Provider for inspection.

ARTICLE 7 — Limitation of liability

7.1.                           All advice provided by (or through consultancy) the Service Provider in favour of the Service Receiver, falls outside the responsibility or liability of the Service Provider. The Service Receiver explicitly agrees that all activities and services rendered by the Service Provider never can be interpreted as a participation in the decision-making process in the Service Receiver’s enterprise.

7.2.                           Except in case of fraud, wilful misconduct or gross negligence, the Service Provider will not be liable towards the Service Receiver in case the technical equipment of BioScape would fail. The Service Receiver will not have the right to claim damages as a result of such failure. Therefore the Service Receiver also waives any remedy against the Service Provider in the event of an accidental interruption or malfunctioning of the services and installations in BioScape and the common parts thereof, except in case of fraud, wilful misconduct or gross negligence. This limitation of liability of the Service Provider does not apply if the Service Provider, following notification of such interruption or malfunctioning, has not taken all reasonable steps to repair it.

7.3.                           In case the Service Receiver would have opted not to make use (part) of certain general and supporting services put at his disposal by the Service Provider (e.g. internet, CO2, oxygen), but appoints his own providers, the Service Provider cannot be held liable towards the Service Receiver for these services provided through these service providers. The Service Receiver will hold harmless the Service Provider for damages to BioScape’s infrastructure as a result of the malfunctioning of these own insourced services.

ARTICLE 8 — Internal Rules of Regulations

As soon as the facility manager at BioScape is operational (currently anticipated in the beginning of 2017), a set of internal regulations and the instructions to assure the smooth functioning at BioScape by all its users will be put in place.

The provisions of said rules will supplement this Agreement and will form an integral part of it. The Service Receiver agrees to adhere to the internal rules and regulations and to any changes and improvements made to the rules which will be notified as set out in Article 13.5. and will be binding upon the expiration of one (1) month after sending the changes and/or improvements. In case of any conflict between the provisions of said rules and this Agreement, the Agreement shall prevail.

The Service Receiver will inform its directors / employees / agents and any visitors of BioScape’s regulations.

In the meantime, the Service Receiver will use the offices, lab facilities, common area’s and services as diligent service receiver.

ARTICLE 9 — Description and Inventory of the premises

Parties will, at the start of the Agreement and in all cases before the Service Receiver is moving into BioScape, jointly prepare an incoming description of all area’s goods and infrastructure, the office and the ICT infrastructure referred to in Article 1. The same will take place at the occasion of termination of the Agreement. The Parties agree that the statements will be drawn up in the presence of both Parties, by an independent expert appointed by the Service Provider which must be acceptable to the Service Receiver. If the expert appointed by the Service Provider is not acceptable to the Service Receiver, the Service Receiver will notify the Service Provider thereof as soon as reasonably possible. In such event, the independent expert will, within two weeks as of the first request of the most diligent party, be appointed by the Justice of Peace (‘Vrederechter’) competent for the location. If the expert is appointed by the Service Provider, the Service Provider will bear the costs of such expert. If the expert is appointed by the Justice of Peace, the costs will be shares equally between the Parties.

The amount of the possible damages (other than normal wear and tear) at the termination shall also be determined by the aforementioned expert. If there are damages (other than normal wear and tear), the expert shall at the same time, determine the time period during which the Module(s) will not be available for occupation. In this case, the Service Receiver shall owe the Service Provider, without recourse and without prejudice to its other obligations, a minimum compensation equal to the Total Fee that was applicable to such Module at the end of the Agreement, per month of inoccupation that results from the repair works to be carried out. Each started month accounts for a whole month. The reports of the expert chosen by the Parties or appointed by the judge will be binding upon the Parties, who renounce expressly to any kind of appeal or remedy (except in the event of fraud, material error, miscalculation or contradiction). The expert(s)’ report will be an integral part of this Agreement.

Upon termination of the Agreement, the Service Receiver is bound to return the Module(s) in its (their) original state and in its original condition, except for normal wear and tear and free of its own equipment installed as set out in article 1.1.3.

Any necessary repairs and/or removing of the lab equipment of the Service Provider will be carried out by the Service Provider at the expense of Service Receiver in line with the provisions of this Agreement.

ARTICLE 10 — Inspection Rights

The Service Provider has at all times the right to inspect the Modules, after having informed the Service Receiver within at least 48 hours prior to the inspection, in order to allow the Service Receiver adequate possibility to protect any confidential information. For the avoidance of doubt, this notice period applies to inspections but not to emergency situations where the Service Provider urgently needs to access the premises due to calamities such as fire, flood or hurricanes.

Two months before the end of the termination of the Agreement, and also when BioScape is set for sale in whole or in part, the Service Receiver shall allow that clearly visible posters are affixed. It will allow the prospective new service receivers and/ or buyers to visit the premises on two half days per week, from 9 to 11 a.m. and from 2 to 4 p.m., or any other time to be stipulated by mutual consent. To the extent reasonably required by the Service Receiver, the Service Provider will ensure that prospective new service receivers and/ or buyers will enter into customary duties of confidentiality with regard to any information they might receive access to through access of the premises.

ARTICLE 11 — Costs and expenses

Each party will bear its own costs and expenses in connection with the preparation of this Agreement.

ARTICLE 12 — Confidentially

To the extent permitted by applicable law to which the Parties are subject, the Parties agree to keep the content of this Agreement confidential. Disclosure is permitted, but on a “need to know” basis only, to their respective officers and directors, each of whom are bound by appropriate duties of confidentiality pursuant to which they are under the obligation to keep such information confidential. Any permitted disclosures will be limited to what is necessary to achieve the purpose of such permitted disclosure.

ARTICLE 13 — Special Conditions

13.1. The 2 meeting rooms

For as long as the Service Receiver is using the entire Building Block C as the only service receiver at BioScape, the 2 meeting rooms as referred to in Article 1.2.A. above for a total of app. 50 sqm, will be put at the exclusive disposal of the Service Receiver without limitation on the use.

In case the Service Receiver is no longer the only service receiver using Building Block C (i.e. this Agreement is terminated or the service agreement regarding the ground and first floor would be terminated), the Service Receiver will no longer be entitled to the exclusive use of these two meeting rooms. In that case the Service Fee as described in Article 2 will be reduced with 17,851 EUR per year or 1,488 EUR per month.

13.2. Cellar

For as long as the Service Receiver is using the entire Building Block C as the only service receiver at BioScape, the Service Receiver will have at its exclusive disposal an additional cellar with a total of app. 98 sqm without any further charges.

In case the Service Receiver is no longer the only service receiver using Building Block C (i.e. this Agreement is terminated or the service agreement regarding the ground and first floor would be terminated), the Service Receiver will no longer be entitled to use this cellar and will empty the cellar in line with the principles set out in this Agreement.

13.3. Parking

13.3.1. As set out in Article 1.4 the Service Receiver is entitled to 8 individualised parking spaces. For as long as the parking building is not completed, the Service Receiver will be allowed to use the outdoor parking space at a Parking Fee of 7,044 EUR per year or 587 EUR per month for the 8 individualised parking spaces. It is the expectation that the parking building will be ready by March 1, 2017. As of March 1, 2017, as a commercial gesture, the Service Provider hereby grants the Service Receiver a three (3) months’ Parking Fee free period starting on March 1, 2017 and ending on May 31, 2017.

13.3.2. Upon use of the parking building an additional amount of 2,667 EUR will be added to the Deposit as referred to in Article 4 as a guarantee for the use of the indoor parking building.

13.4. Incentive

As a commercial gesture for the Service Receiver entering into this agreement starting on April 1, 2016 regarding the second floor of Building C which is in the process of being finalised, the Service Provider hereby grants the Service Receiver a three (3) months’ Service Fee free period starting on April 1, 2016 and ending on June 30, 2016 (“the Incentive”). The Service Fee will hence be due and payable as of July 1, 2016. The Incentive is for the Service Fee only and not for the Parking Fee nor for the Consumption Fees.

13.5. Requests for changes to the Modules / Bill of Quantities

Any requests by the Service Receiver for additional changes to the Modules (including request having an impact on the Bill of Quantities), will be charged to the Service Receiver as an amendment of the Service Fee or in case of limited amounts will be invoiced directly by the Service Provider to the Service Receiver

Article 14. — Miscellaneous

14.1                       In the event administrative or judiciary proceedings are initiated against the Service Provider due to the activity or the presence of the Service Receiver in BioScape, the Service Receiver commits to intervene voluntarily in such proceedings and to hold the Service Provider completely harmless in this respect.

14.2.                    In the event that any provision (or portion thereof) of this Agreement (including in respect of one but not both Parties) would be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement (and the same provisions as they apply to Parties in respect of which they are not invalid or unenforceable) and the Parties shall enter into good faith negotiations to replace the invalid or unenforceable provision (or portion thereof) by a valid and enforceable provision that achieves the Parties’ original intent to the fullest extent possible, while respecting to any possible extent the initial balance of the Parties’ rights and obligations.

14.3.                    This Agreement shall be interpreted in accordance with, and governed by, the laws of Belgium (without regard to the conflicts of law provisions thereof). Any disputes arising in connection with or out of this Agreement and/or the execution thereof shall be settled by competent courts of the judicial district of Ghent.

14.4.                    Unless otherwise provided for in this Agreement, the Service Receiver may not assign or transfer any of its rights and obligations hereunder in any other way without the prior written consent of the Service Provider, except in case of a legal merger or legal de-merger or similar corporate restructuring. This Agreement shall be binding upon and inure to the benefit of the approved successors and assigns of the Parties.

14.5.                    Any notice to be given under or in connection with this Agreement must be in writing in English or Dutch and shall be validly given with respect to each Party if sent by registered mail or sent by fax and confirmed by e-mail (with confirmation of delivery) to the addresses and fax numbers set out below.

Any notice shall be deemed to have been given on the next day provided that the e-mail (with confirmation of delivery) has been sent before 13h00 and provided that that day is a business day. If such day is not a business day the notice shall be deemed to have been given on the first business day thereafter.

The Service Receiver: Contact name : Eric Castaldi Function : CFO Address: Address of the premises Always with a copy to: ecastaldi@argenx.com and tvhauwermeiren@argenx.com	The Service Provider: Contact name : Stefan Marien Function : Address: Karel van de Woestijnestraat 9000 Gent E-Mail:stefan.marien@biovest.be

14.6.                    This Agreement and its exhibits identified herein or therein contain the entire agreement between the Parties and replace any verbal declaration or written document made or entered into prior to the date of this Agreement related to the same subject matter.

14.7.                    No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any singular or partial exercise thereof preclude any other or further exercise thereof or exercise of any right, power or privilege hereunder.

SIGNATURES

Made in two originals on 31st March 2016, in Ghent. Each Party declares to have received one original.

For and on behalf of the Service Provider,	For and on behalf of the Service Receiver,

/s/ Rudi Marien	/s/ Tim Van Hauwermeiren
Name: Gengest BVBA	Name : argenx bvba
Represented by: Rudi Marien	Represented by : Tim Van Hauwermeiren
Title: General Manager Bio-Incubator Gent 2 NV	Title : CEO

ANNEX 2: Floor design of the Modules

ANNEX 3: Bill of Quantities

I SALDO A VD2 (GEDEELTE) . I 191 05 BIO-INCUBATOR GENT II - RENOVATIE LABO-GEBOUW INDUSTRIEPARK ZWIJNAARDE 7 B-9052 GENT (ZWIJNAARDE) BELGIE ARGENX Verdieping 2 & Vergaderzalen I Year Month III 189.308 21.034 17. 5 fi 174.899 AFWERKING --70.771 TECHNIEKEN - - INRICHTING (LABOMEUBILAIR & TREKKASTEN) INRICHTING (KANTOOR-MEUBILAIR) 104.128 AUDIO & VIDEO VERGADERZALEN B.VERGADERZALEN GEUJKVLOERS+VERDIEPING 2 14.409 AFWERKING TECHNIEKEN I INRICHTING MEUBILAIR 10.511 AV/AUDIO 3.899 SVR-ARCHITECTS nv-Volhardingstraat 26 - B-2020 Antwerpen-T +32 (0)3 242 82 00 - F +32 (0)3 237 76 98 - W www.svr-architects.eu

- r---· 191.()05 BI0-1NCU8ATOR GENT II·RENOVATIE lASO.GEBOVW WOUSTRIEPARK ZWIJNAAROE 7 B-90$2GENT(ZWIJNMROE) 8ElG1£ LOS MEUBILAIR VD2-DeelA OMSCHRJ.MNOEP. . TOTAALtllfiC<l 11.1U,OI lOSMfU&lAIR • V!.IU1.UUIII8M. '" ST ST ST ST ST ST ST 3.00 3.00 18,00 \8,00 24,00 o.oo 0.00 0,15 .&89,81 1.525.84 439.80 \99,00 .&89 81 335,22 132,30 :;e],28 1.689,8-4 1.754,41152&3,45 505,54 8099,12 22U54.119,30 563,25 13518,78 335,50 o.oo 152.15 o.oo 32001.23 81.191,0$ 91 1.51.00 VEROIEPIHQ 2 COf>YROOM 1\AST LANDSCAPE OFFICE IBUREAU·TM£l BENCH FH '" '" '" BUREAV.STOEL 0.00 LAOE.NBLOK 1\AST CANTEEN ANTEEN·TAFEL I RONO f ANTEEN.STOEL

- - 191.()()5 O-INCU6ATOR GENTII·RENOVATIE LABO·GEBOlJIN INOUSTRIEPAAKzv.JIJ DE 7 B-9052 GENT (ZWIJNAAROE) BELGI£ LOS MEUBILAIR VD2-DEEL 8 OMSCHRIMNG TOTAAL lOS MEl.ellAIR ·VERt«AARBMR VERDIEPING2 OFFICE BUREAlJ.TAFEL INDMOUEEL BUREAIJ.STOEL lAOENBlOK I<AST JZETIAFEL JZETSTOEL MEETING ROOM VERGADER-TAFEL / RECHTHOEKIG INBOIJINSET AUOIO·V10EO VERGADER-STOEL 1 RECEPTION 8UREAU.TAFEL INDMOUEEL BUREAU.STOEL LADENBLOK I<AST

.. .. - 1i1-005 O.IUCU6ATORG£NT II ·REtiOVATIE lABO-GEBOlla"' ltiOUSTRIEPARKZWIJIIAARDE 1 8--0052 GENT(Z'MJIIAAROE) BELGI£ LOS MEUBILAIR OMSCHRJJVINOu. TOTAAL11'1\ I''I,H \ ll JO, \10 10,\ 11o.no.u LOS WE1..6V..R •G£WEtf50W'PEL.l..K t0$10,$<1 CEUJKY\.OERS 1.$10 4 83 J.IEETIUG ROOM 3 01&.$2 I ERGAOER-TAFELI ROtiO FH Sf \,00 1 ?SU5 1255.i5 INBOU\'ISET AUOIQ.VIOEO VERGADER.STOH ST 6,00 nJ,60 1 761,57 MEEnua ROOM 3 &&15,)1 [ I ·-VERGAOER-TAFELI RECHTHOEIQG FH ST \,00 1.S:J7,55 1537,55 n<BOVM>ET AOOQ.VIOEO VERGAOER..STOEL FH ST 8,00 nuo 234!,76 YEROI:E.PING t 0.00 YERCIEPV.IG 2 3«.15,11 MEETING ROOM 3 605,71 VEROAOER·TMEL I RONO 1/S: OUWSET AUOIO-VI0£0 FH ST 1,00 1255.V5 1 255.95 2 345,7!1 ERGAOER-STOEL FH Sf 8,00 293,80

--1---FH - --- - - ---------- - ----- - - -··----RGIEZUILEN .............. . .SVR-ARCHITECTS•nv o hardingslraa1 26.82-020 Anw e en•• T +3•2 (0)3 24282 00F +32 (0) a• • it s.e ................................. u.. ect 3_2_37769W8-wasw•-w 191-005 810-INCUBATOR GENT II·RENOVATIE LABO-GEBOUW INDUSTRIEPARK ZWIJNMRDE 7 8-9052 GENT (ZWIJNMRDE) BELGIE MEUBILAIR VAST VD2 (LABO-MEUBILAIR, TREKKASTEN, ANDERE) OMSCHRIJVINGA.O.E.H. H.H.T.P. 71 LABO-MEUBILAIR & TREKKASTEN 71 10 LABO-MEUBILAIR • ALGEMEEN 71 11 LABO-TAFEL MET MEUBELSTRUCTUUR TYPE "A" 71 11 01 WERKBLAD DIEPTE 0600 MM FH M1 0,00 0,00 0,00 71 11 02 WERKBLAD DIEPTE 0750 MM - FH M1 0,00 256,45 0,00 71 11 03 - WERKBLAD DIEPTE 0800 MM FH M1 0,00 00, 0 0,00 71 11 04 WERKBLAD DIEPTE 0900 MM FH M1 0,00 0,00 0,00 71 11 05 WERKBLAD DIEPTE 1500 MM - - FH M1 - 0,00 0,00 0,00 71 11 06 AFSLUITPANELEN BE 71 11 07 ONDERKAST TYPE 1 ONDERKAST TYPE 2 FH ST - ST 0,00 --0,00 0,00 0,00 0,00 71 --71 11 11 08 FH 0,00 ---0,00 --FH ST 0,00 381,10 09 ONDERKAST TYPE 3 71 11 10 BOVENKAST ST 0,00 0,00 0,00 71 --71 12 1--12 r--01 LABO-TAFEL MET MEUBELSTRUCTUUR TYPE "C" - 0,00 WERKBLAD DIEPTE 0600 MM FH M1 0,00 0,00 71 12 02 WERKBLAD DIEPTE 0750 MM ----WERKBLAO DIEPTE 0800 MM FH M1 67,11 254,15 17.056,51 71 12 03 FH --FH M1 M1 - M1 f-0,00 0,00 0,00 71 12 04 WERKBLAD DIEPTE 0900 MM ---WERKBLAD OlEPTE 1500 MM - ----AFSLUITPANELEN 0,00 - 9,00 262,20 - 416,30 0,00 71 71 12 12 05 06 07 - FH 3.746,70 - 4.686,25 0,00 0,00 0,00 - --- ---------BE - FH 71 - 71 71 71 - 71 --71 12 --12 12 12 r-13 - 14 --ONDERKAST TYPE 1 ONDERKAST TYPE 2 ONDERKAST TYPE 3 --------- BOVENKAST ----LABO-MEUBILAIR • REAGENTIA REKKEN ST ST 25,00 0,00 187,45 - - 220,80 - --08 09 10 FH ---ST 0,00 --- 0,00 - 9,90 0,00 - 165,60 - 104,65 FH FH FH ST 1--M1 1.038,04 ------ ---- LABO-MEUBILAIR -ENERGIEKOKERS & ENE

,<,' - ·----- - ---- ---- - 481,85 ----UBELSTRUCTUUR TYPE "C') ------ EUBELSTRUCTUUR TYPE "A") EUBELSTRUCTUUR TYPE ''A") - EUBELSTRUCTUUR TYPE "A") EUBELSTRUCTUUR TYPE "C") 1 EUBELSTRUCTUUR TYPE "C") 1------ EUBELSTRUCTUUR TYPE "C") ---- -1--· - ---- - ----------1- VOORZIENINGENI FLUTDA ------ - D "' - - 191-005 BID-INCUBATOR GENT II RENOVATIE LABO-GEBOUW INDUSTRIEPARK ZWIJNAARDE 7 B-9052 GENT {ZWIJNAARDE) BELGIE : ---liMEUBILAIR VAST VD2 (LABO-MEUBILAIR, TREKKASTEN, ANDERE) OMSCHRI JVINGA. O.£.H.H.H.T.P. 71 14 01 ENERGIEKOKERS FH ST 3,00 460,00 1.380,00 71 14 02 ENERGIEZUILEN FH ST 6,00 296,70 1.780,20 71 15 ·-LABO-MEUBILAIR - WANDGOTEN FLUDl A & ELEKTRA 71 15 01 I WANDGOOT FLUTDA FH M1 0,00 0,00 0,00 - 0,00 71 - FH M1 0,00 0,00 - ---15 02 WANDGOOT ELEKTRA 71 16 LABO-MEUBILAIR -AFVOERSTELSELS FH ST 3,00 - 0,00 180,55 541,65 71 17 LABO-MEUBILAIR - UITGIETIRECHTERS ---- LABO-MEUBILAIR - SPOELBAKKEN FH ST 0,00 0,00 71 16 I 16 01 - - 02 SPOELBAK TYPE SB 01 ----- FH ST 3,00 303,60 910,80 - SPOELBAK TYPE SB 02 FH ST - ST f-0,00 - 0,00 0,00 0,00 71 18 71 71 71 18 19 ISPOELBAK TYPE SB 03 LABO-MEUBILAIR - AANRECHTBLADEN IWERKBLAD DIEPTE 0600 M(OP MEUBE STRCTUUR TYE "A") - FH 477,25 --0,00 ---- 0,00 03 l --0,00 0,00 4,50 0,00 --0,00 0,00 - __.._ 461,15 I - FH FH M1 - M1 19 01 71 71 19 02 WERKBLAD DIEPTE 0750 MM {OP MEUBELSTRUCTUUR TYPE "A") - ----WIERKBLAD DIEPTE 0600 MM {OP MEUBELSTRUCTUUR TYPE "C') --1--- - 0,00 19 03 - FH FH M1 M1 - ST 1-ST - ST ST ST ST t--ST ST 1-- 2.168,33 71 - 71 71 71 ---71 --· 71 --71 - 71 71 19 19 19 19 --19 19 04 05 06 07 r--- 08 09 WERKBLAD DIEPTE 0750 MM (OP ME AFSLUITPANELEN - - ------- --------0,00 BE FH --FH FH - 0,00 - 0,00 0,00 0,00 1---f--- --0,00 ONDERKAST TYPE 1{PASSENO BIJ M ---ONDERKAST TYPE 2 {PASSENO BIJ M ----- ---- ONDERKAST TYPE 3 {PASSENO BIJ M ---ONDERKAST TYPE 1 {PASSENO BIJ M ONDERKAST TYPE 2 {PASSENO BIJ M ONDERKAST TYPE 3 {PASSENO BIJ M LABO-MEUBILAIR - SPATSCHERMEN LABO-MEUBILAIR • TECHNISCHE f---AFNAMEPUNT BEDRIJFSWATER KOU - ------0,00 ----0,00 - - --0,00 0,00 9,00 0,00 0,00 3,00 - 3,00 - - 0,00 - 1.873,35 -----0,00 - - 0,00 - 144,90 ------ 0,00 - --- - 997,05 208,15 0,00 - FH FH - --FH FH --19 19 20 10 11 - 01 0,00 46,30 · 71 21 --FH 332,35 71 21 SVR-ARCHI TECTS nv Volhardin9slraa126 B-2020Anlwerpen T +32 {0)3 242 62 00 F +32 {0)3 237 76 98 W wvm.svr-architects.eu(

- DATA-PUNT - --! - I -. - - - - ELBLADPLINTEN (VD2) == TAFELACHTERWANDEN (VD2) I I SVR·ARCHITECTS nv Volhardingslraat 26 8 2020 Antwerpen T +32 (0)3 242 82 00 F +32 (0)3 23776 98 Wwww.svr-architects.eu 191-005 BID-INCUBATOR GENT II· RENOVATIE LABO-GEBOUW INDUSTRIEPARK ZWIJNAARDE 7 B-9052 GENT (ZWIJNAARDE) BELGI MEUBILAIR VAST VD2 (LABO-MEUBILAIR, TREKKASTEN, ANDERE) OMSCHRI JVING A.O.EH. .H .H.T.P. 71 I 21 02 AFNAMEPUNT BEDRIJFSWATER WARM FH ST 3,00 416,30 1.248,90 7122 ---;-01 LABO-MEUBILAIR • TECHNISCHE VOORZIENINGENI ELEKTRA - 0,00 103.50 0,00 STOPCONTACT ENKEL FH ST 0,00 71 22 71 22 02 STOPCONTACT OUBBEL FH ST 24,00 112,702.704,80 '-1--FH ST 12,00 31,05 372,60 71 22 04 71 25 - TREKKASTEN t-TREKKAST 02.V.XX·01 0,00 71 71 - 71 25 25 25 11 12 13 FH ST 1,00 - 6.107,65 - 6.107,65 6.107,65 6.107,65 TREKKAST 02.V.XX-02 TREKKAST 02.V.XX-03 FH ST 1,00 ----6.107,65 FH ST 1 00 6.107,65 71 1 71 25 14 r REKKAST 02.V.XX·04 FH BE ST 1,00 5.898,35 5.898,35 25 15 02 TESTEN FAT lANDER VAST MEUBILAIR ANDER VAST MEUBILAIR • ALGEM I - - - - --EEN 12 72 r--72 12 - 10 11 11 ANDER KJTCHE 1--TAF TAFELK VAST MEUBILAIR-KJTCHENETIE(S) - NETIE VERDIEPING 2 ------ - 1,00 66,70 · - 18,35 15,15 I GP 2.458,70 32,20 - 34,50 43,70 - 2.458,70 --- 2.147,74 == '"""--' l c::===::= --- OPSCHOTIEN (VD2) 633,08 - 662,06 - I-TOTAAL,B.T.W EXCLUSIEF 70.770,94